UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1080 NW 163rd Drive, No. Miami Beach, Florida 33169

(Address of principal executive offices)     (Zip code)

(305) 621-1200            (305) 621-1200 FREE

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2014, as a result of a vote of the shareholders representing at least a majority of the then outstanding common stock of Net Talk.Com, Inc. (“the Company”) voting on October 16, 2014, via written consent in lieu of a meeting, to remove each of Samer Bishay, Maged Bishara, and Nadir Aljasrawi from their positions serving as members of the Company’s Board of Directors (the “Removal”), and in accordance with Section 240.14c-2(b) of the Securities Exchange Act of 1934, as amended, each of Samer Bishay, Maged Bishara, and Nadir Aljasrawi were removed from their positions serving as members of the Company’s Board of Directors.

Also effective November 26, 2014, the Board of Directors of the Company removed Mr. Samer Bishay from all positions Mr. Bishay holds with the Company, including serving as the Company’s President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer
Dated:	November 26, 2014